UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
APRIL 30, 2014

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13368	37-1103704
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of principal executive offices)	(Zip Code)

(217) 234-7454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

Incorporated by reference is the quarterly report to stockholders issued by First Mid-Illinois Bancshares, Inc. (the "Company") on April 30, 2014, attached as Exhibit 99.1, providing information concerning the Company's financial statements and operations as of March 31, 2014.

Item 8.01     Other Events.

On April 28, 2014, the Company was notified by The NASDAQ Stock Market LLC that it is authorized to transfer its common stock and related common stock purchase rights from the OTC Bulletin Board to a listing on the NASDAQ Global Market. The Company expects to begin trading on the NASDAQ Global Market on May 12, 2014. Until the transfer is complete, the Company's common stock will continue to be quoted on the OTC Bulletin Board. Following the transfer to the NASDAQ Global Market, the Company's common stock will continue to trade under the ticker symbol "FMBH."

The Company issued a press release on April 30, 2014 regarding this transfer. A copy of the press release is attached as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1     Quarterly Report to Stockholders as of and for the period ending March 31, 2014

Exhibit 99.2    Press Release, April 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: April 30, 2014

By:

Joseph R. Dively
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Quarterly Report to Stockholders
99.2	Press Release, April 30, 2014